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                                                                   Exhibit 1.2


                          UNITED TENNESSEE BANKSHARES, INC.

                                Up to 1,454,750 Shares
                                   of Common Stock

                                   $10.00 Per Share

                                SALES AGENCY AGREEMENT


                                    ________, 1997


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

    United Tennessee Bankshares, Inc., a Tennessee corporation ("Company"), and Newport Federal Savings & Loan Association, a federally chartered and insured mutual savings association ("Bank"), hereby confirm as of the date above their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

    1. Introduction. The Bank intends to convert from a federally chartered mutual savings association to a federally chartered stock savings association (to be named Newport Federal Bank) as a wholly owned subsidiary of the Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Bank to the Company, and the incorporation of the Company, collectively the "Conversion") pursuant to a plan of conversion adopted on May 20, 1997 ("Plan" or "Plan of Conversion") by the Bank's Board of Directors. In accordance with the Plan, the Company is offering shares of its common stock, no par value per share ("Shares" or the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering ("Subscription Offering"), in order of priority, to (i) the Bank's Eligible Account Holders (as defined in the Plan), (ii) the Company's Employee Stock Ownership Plan ("ESOP"), (iii) the Bank's Supplemental Eligible Account Holders (as defined in the Plan), and (iv) the Bank's Other Members (as defined in the Plan). Any shares of the Common Stock not sold in the Subscription Offering may be offered to the general public in a community offering, with preference being given to natural persons and trusts of natural persons who are permanent residents of Cocke County, Tennessee ("Bank's Local Community") ("Community Offering"), and, if necessary, through a syndicate of NASD-registered broker-dealers managed by Trident in a syndicated community offering ("Syndicated Community Offering").
 The Community Offering and the Syndicated Community Offering may commence currently with or at any time during the Subscription Offering or after the expiration of the Subscription Offering. The Subscription Offering, the Community Offering and the Syndicated Community Offering are

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Trident Securities, Inc.
Page 2

collectively referred to as the "Offerings." Purchases of Shares in the Offerings are subject to certain limitations and restrictions as described in the Plan.

    The Company and the Bank have been advised by Trident that it intends to utilize its best efforts to assist the Company and the Bank with the sale of the Shares in the Subscription Offering and, if applicable, in the Community Offering and the Syndicated Community Offering.

2.  Representations and Warranties.

    (a) The Company and the Bank jointly and severally represent and warrant to Trident that:

         (i) The Company has filed with the Commission a registration statement, including exhibits and an amendment or amendments thereto, on
Form SB-2 (No. 333-36465), including a Prospectus relating to the
Offerings, for the registration of the Shares under the Securities Act of 1933, as amended ("Securities Act"); and such registration statement has been declared effective under the Securities Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission.
Except     as the context may otherwise require, such registration statement,
as     amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Securities Act (together with the published policies and actions of the Commission thereunder, the "SEC Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively.

         (ii) The Bank has filed an Application for Approval of Conversion on Form AC, including exhibits (as amended or supplemented, the "Form AC" or the "Conversion Application") with the Office of Thrift Supervision
("OTS")     under the Home Owners' Loan Act, as amended ("HOLA" and, with the
    Securities Act, the "Acts"), and the rules and regulations, including published policies and actions of the OTS thereunder (collectively, the "OTS Regulations" and, with the SEC Regulations, the "Regulations"), which has been approved by the OTS; and the Prospectus and the proxy statement for the solicitation of proxies from the members of the Bank for the special meeting of

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Trident Securities, Inc.
Page 3

    members to approve the Plan ("Proxy Statement") included as part of the Form AC have been approved for use by the OTS. No order has been issued by the OTS preventing or suspending the use of the Prospectus or the Proxy Statement and no action by or before the OTS revoking such approvals is pending or, to the Bank's best knowledge, threatened. The Company has filed with the OTS an application on Form H-(e)1-S (as amended or supplemented, the "Holding Company Application") promulgated under the savings and loan holding company provisions of the HOLA and the OTS Regulations and has received or expects to receive approval of its acquisition of the Bank from the OTS.

         (iii) At the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (a) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied and will comply with the Acts and the Regulations,
    (b) the Registration Statement (as amended or supplemented, if amended or supplemented) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (c) the Prospectus (as amended or supplemented, if amended or supplemented) did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations, warranties or covenants in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by or on behalf of Trident relating to Trident expressly for use in the Registration Statement or Prospectus.

         (iv) The Company has been duly incorporated as a Tennessee corporation and the Bank has been duly organized as a mutual savings association under the laws of the United States, and each of them is validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member of the Federal Home Loan Bank of Cincinnati; and the deposit accounts of the Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. Each of the Company and the Bank is qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the financial condition, operations, business, properties or assets of the Company and the Bank, taken as a whole.

         (v) The Bank has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as would not in the aggregate have a

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Trident Securities, Inc.
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    material adverse effect upon the financial condition, operations, business, properties or assets of the Bank; and all of the leases and subleases material to the financial condition, operations, business, assets or properties of the Bank, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

         (vi) NFS Service Corporation ("Subsidiary"), the Bank's sole subsidiary corporation, is duly organized and in good standing under the laws of the State of Tennessee, with full power and authority to own its property and conduct its business and is qualified to do business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on the business, financial condition, operations, properties or assets of the Subsidiary. The Subsidiary holds all licenses, certificates and permits from governmental authorities necessary for the conduct of its business, except where failure to obtain such licenses, permits or authorizations would not have a material adverse effect on the financial condition, operations, property, assets or business of the Subsidiary. All of the outstanding stock of the Subsidiary has been duly authorized and is fully paid and nonassessable, and such stock is owned directly by the Bank, free and clear of any liens or encumbrances. The activities of the Subsidiary are permitted to subsidiaries of a federally chartered savings association.

         (vii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Bank, and with valid execution and delivery this Agreement is a valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC, by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, or laws relating to the safety and soundness of insured depository institutions and their affiliates, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including without limitation, Section 23A of the Federal Reserve Act, 12 U.S.C.
    Section 371c (("Section 23A")).

         (viii) There is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Bank, threatened against or involving the Company, the Bank or the Subsidiary, or any of their respective assets which individually or in the aggregate would have a material adverse effect on the financial condition, results of operations, business, assets or properties of the Company, the Bank or the Subsidiary, taken as a whole. Any litigation or governmental proceeding is not considered

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Trident Securities, Inc.
Page 5

    "threatened" unless the potential litigation or governmental authority had manifested to the management of the Company, the Bank or the Subsidiary a present intention to initiate such litigation or proceeding.

         (ix) The Company and the Bank have received opinions of Housley Kantarian & Bronstein, P.C., Washington, DC, with respect to federal income tax consequences of the Conversion, and of Pugh & Company, P.C., Knoxville, Tennessee, with respect to Tennessee income tax consequences of the Conversion, to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Bank or the Company under the laws of Tennessee; and the facts and representations made by the Company and the Bank and relied upon in rendering such opinions are accurate and complete, and neither the Company nor the Bank has taken any action inconsistent therewith.

         (x) Each of the Company and the Bank has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the OTS in connection with its approvals of the Form AC and the Application H-(e)1-S, and except as may be required under the securities laws of various jurisdictions, and in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares of its Common Stock to be sold by the Company as provided herein, and in the case of the Bank, as of the Closing Date, will have such approvals and orders to issue and sell the shares of its common stock to be sold to the Company as provided in the Plan of Conversion, subject to the issuance of amended charter in the form required for federally chartered stock savings associations (the "Stock Charter"), the form of which Stock Charter has been approved by the Office.

         (xi) Neither the Company nor the Bank nor the Subsidiary is in violation of any rule or regulation of the OTS or the FDIC that would result in any enforcement action against the Company, the Bank or the Subsidiary, or their officers or directors, that would have a material adverse effect on the financial condition, operations, businesses, assets or properties of the Company, the Bank, and the Subsidiary, taken as a whole.

         (xii) RP Financial, LC. ("RP Financial"), the firm that prepared the independent appraisal dated as of September 12, 1997, is independent with respect to the Company and the Association within the meaning of the OTS Regulations. The Company and the Association believe RP Financial to be experienced and expert in rendering appraisals of thrift institutions, and nothing has come to the attention of the Company and the Association which has caused them to believe that the appraisal by RP Financial was not prepared in accordance with the requirements of the OTS Regulations.

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Trident Securities, Inc.
Page 6


         (xiii) Pugh & Company, P.C., the firm that certified the consolidated financial statements of the Bank at December 31, 1996 and 1995 and for each of years in the two year period ended December 31, 1996 filed as part of the Registration Statement and the Conversion Application, is independent with respect to the Company and the Bank as required by the Securities Act, the Securities Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants, and Title 12 of the Code of Federal Regulations Parts 563c and 571.

         (xiv) The consolidated financial statements and related notes which are included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, income equity and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Bank with the OTS, except as GAAP may otherwise require. The financial tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

         (xv) There has been no material change in the financial condition, operations, business, assets or properties of the Company, the Bank and the Subsidiary, taken as a whole, since the latest date as of which such information is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company and the Bank conform in all material aspects to the descriptions thereof contained in the Prospectus. Neither the Company nor the Bank nor the Subsidiary has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

         (xvi) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the Bank or the Subsidiary pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the Bank or the Subsidiary is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company, the Bank and the Subsidiary,

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Trident Securities, Inc.
Page 7

    taken as a whole; all agreements which are material to the financial condition, results of operations or business of the Company, the Bank and the Subsidiary, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company, the Bank and the Subsidiary, threatened any action or proceeding wherein the Company, the Bank or the Subsidiary would be alleged to be in default thereunder.

         (xvii) Neither the Company nor the Bank nor the Subsidiary is in violation of its respective charter or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company and the Bank do not conflict with or result in a breach of the charter or bylaws of the Company or the Bank (in either mutual or stock form) or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party (other than the establishment of a liquidation account pursuant to the Plan) or violate any governmental license or permit or any law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the OTS in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations or business of the Company and the Bank, taken as a whole.

         (xviii)   Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise may be indicated or contemplated therein, none of the Company or the Bank has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings or liabilities in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and not consistent with prior practices, which is material in light of the business of the Company and the Bank, taken as a whole.

         (xix) The issuance and the sale of the Shares have been duly authorized by all necessary action of the Company and approved by the OTS and, when issued in accordance with the terms of the Plan for the consideration described therein, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The issuance and sale of the capital stock of the Bank to the Company has been duly authorized by all necessary action of the Bank and the Company and all

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Trident Securities, Inc.
Page 8

    appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the OTS in connection with its approvals of the Conversion Application and the Holding Company Application), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

         (xx) No approval of any regulatory, supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except such approvals as have been or will be obtained and except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the OTS, the issuance of the Bank's Federal Stock Charter by the OTS and as may be required under the "blue sky" or securities laws of various jurisdictions.

         (xxi) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Conversion Application or the Holding Company Application have been filed with the Commission or the OTS or both, as the case may be.

         (xxii) For the past five years, the Company, the Bank and the Subsidiary have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company, the Bank and the Subsidiary have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for foreseeable future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the financial condition or results of operations of the Company, the Bank and the Subsidiary, taken as a whole.

         (xxiii)   All of the loans represented as assets of the Bank and the
    Subsidiary as of the most recent date for which financial condition data is included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company, the Bank and the Subsidiary, taken as a whole.

         (xxiv) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (as those terms are defined in the Plan) delivered to Trident by or for the Bank for use during the Conversion have been reviewed by the Bank and, to its best knowledge, are accurate, reliable and complete; and Trident shall have no liability to any person relating to the reliability, accuracy or completeness of such records

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Trident Securities, Inc.
Page 9


    or for any denial or allocation of a subscription to purchase shares to any person based on such records.

         (xxv) Neither the Company nor the Bank nor the Subsidiary or, to the best knowledge of the Company, the Bank and the Subsidiary, the employees of the Company, the Bank or the Subsidiary, has made any payment of funds of the Company, the Bank or the Subsidiary prohibited by law, and no funds of the Company, the Bank or the Subsidiary have been set aside to be used for any payment prohibited by law.

         (xxvi) To the best knowledge of the Company, the Bank and the Subsidiary, the Company, the Bank and the Subsidiary comply with all laws, rules and regulations relating to environmental protection and neither the Company, the Bank nor the Subsidiary is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company, the Bank and the Subsidiary, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company, the Bank or the Subsidiary, threatened against the Company, the Bank or the Subsidiary relating to environmental protection. To the best knowledge of the Company, the Bank and the Subsidiary, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law relating to environmental protection, has been caused by the Company, the Bank or the Subsidiary or, to the best knowledge of the Company, the Bank and the Subsidiary, and except as already disclosed in the Prospectus, has occurred on, in or at any of the facilities or properties owned or leased by the Company, the Bank or the Subsidiary or in which the Bank or the Subsidiary has a security interest, except such disposal, release or discharge which would not have a material adverse effect on the financial condition, operations, business, assets or properties of the Company, the Bank or the subsidiary, taken as a whole.

         (xxvii)   All documents prepared and delivered by the Bank or the
    Company or, to their best knowledge, their representatives in connection with the Conversion were, on the dates on which they were delivered, true, complete and correct.

         (xxviii) The allowance for loan losses contained in the Bank's consolidated financial statements contained in the Prospectus was established in accordance with the past practices and experiences of the Bank and generally accepted accounting principles, and, based on the Bank's assessment of current risks and uncertainties, the allowance for loan losses at September 30, 1997 disclosed in the Prospectus is adequate in all material respects to provide for possible losses on loans (including, without limitation, accrued interest receivable) and credit commitments outstanding as of such date.

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Trident Securities, Inc.
Page 10


    (b)  Trident represents and warrants to the Company and the Bank that:

         (i) Trident is duly registered as a broker-dealer and is in good standing with the Commission and the NASD.

         (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder.

         (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

         (iv) Trident and, to Trident's best knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident, shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions in which the Company is relying on such registration for the sale of the Shares, and will remain so registered until the Conversion is consummated or terminated.

         (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

         (vi) All funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

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Trident Securities, Inc.
Page 11

         (vii) No action or proceeding against Trident before the Commission, the NASD, any state securities commission, or any state or federal court is pending or, to Trident's best knowledge, threatened concerning Trident's activities as a broker-dealer.

    3. Employment of Trident; Sale and Delivery of the Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Bank hereby employ Trident as their agent to utilize its best efforts to assist the Company with the Company's sale of the Shares in the Offerings, and Trident hereby accepts such employment. The employment of Trident hereunder shall terminate (a) forty-five
(45) days after the Subscription and Community Offering closes, unless the Company and the Bank, with the approval of the OTS, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

    In the event the Company is unable to sell a minimum of 935,000 Shares (or such lesser amount as the OTS may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8, 9 and 10 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for will be made prior to the commencement of the Subscription and Community Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

    If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on or as soon as practical following the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company, 344 West Broadway, Newport, Tennessee, or at such other place as shall be agreed upon between the parties hereto. The date upon which the Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

    Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgements of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident

Trident Securities, Inc.
Page 12

will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

    Trident shall receive the following compensation and expense reimbursement for its services hereunder:

         (a) (i) a management fee of $20,000, (ii) a commission equal to 2.0% of the aggregate dollar amount of Common Stock sold in the Subscription Offering and the Community Offering, excluding Shares sold to the Bank's directors, executive directors, their "associates" as defined in the Plan, and the Bank's ESOP, and (iii) if applicable, a commission to be agreed upon by Trident and the Company for Shares sold by other member firms of the NASD through a selected dealers arrangement in the Syndicated Community Offering, which aggregate commission shall be determined at the discretion of the Company and the Bank with the advice of Trident. All such fees shall be paid to Trident in next-day funds on the Closing Date.

         (b) Reimbursement for reasonable out-of-pocket allocable expenses, including but not limited to travel, food, lodging and legal fees and expenses, incurred by it whether or not the Offerings are successfully completed; provided, however, that reimbursable legal fees will not exceed $30,000 and that other reimbursable expenses will not exceed $10,000 without the consent of the Bank or the Company, and, provided further, that neither the Company nor the Bank shall reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Full reimbursement of Trident shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request detailing allocable expenses from Trident for reimbursement of such expenses. Trident acknowledges receipt of a $10,000 advance payment from the Bank, which shall be credited against the total reimbursement due Trident hereunder. In the event this Agreement is terminated pursuant to Section 11 hereof, Trident shall be reimbursed only for its actual allocable expenses.

         (c) Reimbursement for any expenses of the Company and the Bank as set forth in Section 6 hereof to the extent paid by Trident on behalf of the Company and the Bank. Full reimbursement shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business

Trident Securities, Inc.
Page 13

    days of receipt by the Company and the Bank of a written request for such reimbursement detailing such reimbursements.

    Notwithstanding the limitations on reimbursement of Trident for its allocable expenses provided in subsection (b) above and notwithstanding any reimbursement of Trident pursuant to subsection (c) above, in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, Trident shall be reimbursed for its reasonable allocable expenses incurred during such extended period, provided that the allowance for allocable expenses provided for in subsection (b) above has been exhausted and subject to the following: unless otherwise agreed by the Bank or the Company, such reimbursement shall be limited to an amount equal to the product obtained by dividing $40,000 (the reimbursable expenses and legal fees limitation set forth in Section (b) above) by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (that number of days from the date of the supplemental prospectus used in the extended Subscription Offering to the closing of the extension of the Subscription Offering described in such supplemental prospectus).

    4. Offering. Subject to the provisions of Section 7 hereof, Trident is assisting the Company on a best efforts basis in offering up to 1,454,750 Shares (except as the OTS may permit to be decreased or increased) in the Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

    5. Further Agreements. The Company and the Bank jointly and severally covenant and agree that:

    (a) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and through and including the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company nor the Bank will issue any securities which will remain issued at the Closing Date or incur any liability or obligation, direct or contingent, or borrow money, except borrowings or liabilities in the ordinary course of business, or enter into any other transaction not in the ordinary course of business and consistent with prior practices, which is would have a material effect on the financial condition, operations, business, properties or assets of the Company and the Bank, taken as a whole.

    (b) If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offering, the Company (i) will, if deemed necessary, promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription and the Community Offerings, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a

Trident Securities, Inc.
Page 14

prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and pricing information pursuant to Rule 424(c) of the Securities Act Regulations, in either case in a form reasonably acceptable to the Company and Trident.

    (c) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock shall be outstanding immediately prior to the Closing Date (other than any shares of Common Stock issued in connection with the initial capitalization of the Company, which shares will be canceled upon consummation of the Conversion); and the certificates representing the Shares will conform in all material respects with the requirements of Tennessee law and OTS Regulations.

    (d) Upon amendment of the Bank's charter and bylaws as provided in the OTS Regulations and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a federally chartered capital stock savings and loan association with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank.

    (e) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

    (f) The Company will notify Trident immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

    (g) During the time when a prospectus is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Securities Act Regulations if applicable to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company and the Bank, taken as a whole,

Trident Securities, Inc.
Page 15

shall occur as a result of which it is necessary, in the reasonable opinion of counsel for Trident, with the concurrence of counsel to the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus unless Trident has been first furnished a copy or if Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

    (h) The Company and the Bank will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

    (i) Appropriate entries will be made in the financial records of the Bank sufficient to establish a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders (as those terms are defined in the Plan) in accordance with the OTS Regulations.

    (j) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act prior to completion of the Offerings pursuant to the Plan and shall request that such registration statement be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

    (k) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal

Trident Securities, Inc.
Page 16

quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

    (l) For a period of three (3) years from the date of this Agreement, unless the Common Stock shall have been duly deregistered under the Exchange Act, the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

    (m) The Company shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus.

    (n) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

    (o) The Company shall, after consultation with Trident, make all determinations, if necessary, as to the allocation of deposits, in the case of Eligible Account Holders and Supplemental Eligible Account Holders, and votes, in the case of Other Members, and of the Shares in the event of an oversubscription, and shall provide final instructions as to the allocation of the Shares ("Allocation Instructions") in such event, and the Allocation Instructions shall be accurate, reliable and complete. Trident shall be entitled to rely on the Allocation Instructions and shall have no liability in respect to its reliance thereon, including without limitation, any liability for or related to any denial or grant of a subscription in whole or in part.

    (p) The Company and the Bank will take such actions and furnish such information as is reasonably requested by Trident in order for Trident to comply with the NASD's "Interpretation Relating to Free-Riding and Withholding."

    (q) At the Closing Date, the Company and the Bank will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, OTS Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the OTS.

    6. Payment of Expenses. Whether or not the Conversion is consummated, the Company and the Bank shall pay the following expenses: (a) all regulatory filing fees, including but not limited to those payable to the Commission, OTS, "blue sky" authorities and the NASD (including fees payable to the NASD for Trident's filing pursuant to the NASD Corporate Finance Rule), (b) all stock issue and transfer taxes which may be payable with respect to the sale of the Shares, (c) attorneys' fees of the Company and the Bank, (d) attorneys' fees relating

Trident Securities, Inc.
Page 17

to any required "blue sky" laws research and filings, (e) telephone charges, (f) air freight, (g) rental equipment, (h) supplies, (i) transfer agent and registrar fees and expenses, (j) auditing and accounting fees and expenses, (k) costs of printing and mailing all documents necessary in connection with the Conversion, and (l) slide production expenses in connection with any community investor meetings to be held by Trident.

    7. Conditions of Trident's Obligations. Except as may be waived in writing by Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in
Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Bank of their obligations hereunder, and to the following conditions:

         (a) At the Closing Date, Trident shall receive the favorable opinions of Housley Kantarian & Bronstein, P.C., special counsel for the Company and the Bank, and J. William Meyers, Esquire, local counsel for the Company and the Bank, each dated the Closing Date, addressed to Trident, substantially in form and substance as attached hereto as Exhibits A and B, respectively.

         In rendering such opinions, such counsels may rely as to certain matters of fact on certificates of executive officers and directors of the Company and the Bank and certificates of public officials delivered pursuant hereto. Such counsels may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company, the Bank and the Subsidiary. Such opinions may be governed by, and interpreted in accordance with, the Legal Opinion Accord ("Accord") of the ABA Section of Business Law (1991), and, as a consequence, references in such opinions to such counsel's "Actual Knowledge" shall be as such term is defined in the Accord (or knowledge based on certificates). For purposes of such opinions, no proceeding shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Bank, or its counsel, shall have received a copy of such proceeding, order, stop order or action. Such opinions may be limited to statutes, regulations and judicial interpretations and to facts as they exist as of the date of such opinions. In rendering such opinions, such counsels need assume no obligation to revise or supplement it should such statutes, regulations and judicial interpretations be changed by legislative or regulatory action, judicial decision or otherwise. Such counsels need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Bank of this Agreement or the issuance of the Shares.

Trident Securities, Inc.
Page 18

         (b) At the Closing Date, Trident shall receive the letter of Housley Kantarian & Bronstein, P.C., special counsel for the Company and the Bank, dated the Closing Date, addressed to Trident, substantially in form and substance as attached hereto as Exhibit C. (In issuing such letter, such counsel may indicate that it has not confirmed the accuracy or completeness of or otherwise verified the factual information contained in the Registration Statement or the Prospectus and that it does not assume any responsibility for the accuracy or completeness thereof.)

         (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the sale of the Shares as herein contemplated and related proceedings, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

         (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material adverse change in the financial condition, business, operations, assets or properties of the Company and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to or contemplated therein; (ii) there shall have been no transaction entered into by the Company or the Bank after the latest date as of which the financial condition of the Company or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Bank, taken as a whole; (iii) none of the Company or the Bank shall have received from the OTS or Commission any directive (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Bank, taken as a whole, with which they have not complied;
    (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company and the Bank, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or "blue sky" laws of such jurisdictions as Trident and the Company shall have agreed upon.

         (e) At the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary

Trident Securities, Inc.
Page 19

    in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Bank; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the business, financial condition, operations, assets or properties of the Company or the Bank and, the conditions set forth in clauses (ii) through
    (iv) inclusive of subsection (d) of this Section 7 have been satisfied;
    (iii) no order has been issued by the Commission or the OTS to suspend the Offerings or the effectiveness of the Prospectus, and, to the best knowledge of such officers, no action for such purposes has been instituted or threatened by the Commission or the OTS; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the OTS approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

         (f) At the Closing Date, Trident shall receive, among other documents, (i) copies of the letters from the OTS authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) copy of the certificate from the OTS evidencing the corporate existence of the Bank; (iv) copy of the certificate from the FDIC evidencing the insured status of the Bank, (v) a copy of the letter from the appropriate Tennessee authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company; (vi) a copy of the Company's charter certified by the appropriate Tennessee governmental authority; and,
    (vii) if available, a copy of the letter from the OTS approving the Bank's Federal Stock Charter.

         (g) As soon as available after the Closing Date, Trident shall receive a certified copy of the Bank's Federal Stock Charter as executed by the OTS.

         (h) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Pugh & Company, independent certified public accountants, addressed to Trident and the Company, in substance and form satisfactory to counsel for Trident, with respect to the consolidated financial statements of the Bank and certain financial information contained in the Prospectus.

         (i) At the Closing Date, Trident shall receive a letter in form and substance reasonably satisfactory to counsel for Trident from Pugh & Company, independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

Trident Securities, Inc.
Page 20


    All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive in writing any such conditions which have not been fulfilled, or may extend the time of their fulfillment.

    8.   Indemnification.

    (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) (i) any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in (i) the Registration Statement or the Prospectus (ii) any application (including the Form AC) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company, the Bank or based upon written information furnished by or on behalf of the Company or the Bank, filed in any jurisdiction to register or qualify the Shares under the securities laws thereof or filed with the OTS or Commission with respect to the offering of the Shares, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (B) the Conversion or any other action taken by Trident where acting as agent of the Company or the Bank, unless such action, proceeding or claim arises as a result of Trident's gross negligence, bad faith or willful misconduct.

    (b) The Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (as those terms are defined in the Plan) delivered to Trident by the Bank or its agents for use during the Conversion.

    (c) Trident agrees to indemnify and hold harmless the Company and the Bank, their officers, directors and employees and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange

Trident Securities, Inc.
Page 21

Act, to the same extent as the foregoing indemnity from the Company and the Bank to Trident, but only with respect to statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, information furnished in writing to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application.

    (d) Promptly after receipt by an indemnified party under this Section 8 of notice of any action, proceeding or claim (whether commenced or threatened) such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of such action, proceeding or claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for all indemnified parties in connection with any one action, proceeding, claim or suit or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this Section 8 is subject to and limited by public policy and the provisions of applicable law, including but not limited to, Section 23A.

    9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 above is for any

Trident Securities, Inc.
Page 22

reason held to be unavailable to Trident, the Company and/or the Bank other than in accordance with its terms, the Company and the Bank or Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Bank or Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Bank on the one hand and Trident on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Bank on the one hand and Trident on the other shall be deemed to be in the same proportion as the total net proceeds from the Conversion received by the Company and the Bank bear to the total fees received by Trident under this Agreement. The relative fault of the Company or the Bank on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Bank or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 9 is subject to and limited by public policy and the provisions of applicable law, including but not limited to, Section 23A.

    10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company and the Bank and Trident and the representation and warranties of the Company and the Bank and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Bank or any

Trident Securities, Inc.
Page 23

controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

    11.  Termination.   (a)  Trident may terminate this Agreement by giving
the notice indicated below in this Section at any time after this Agreement becomes effective as follows: If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Conversion; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material change in the capitalization, condition or business of the Company, or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material change in the condition or prospects of the Company or the Bank.

    (b) Any party hereto may terminate this Agreement by giving notice pursuant to Section 12 hereof of a material breach of this Agreement by the other party at any time after this Agreement becomes effective.

    (c) If this Agreement is terminated as provided in this Section 11, the party terminating this Agreement shall notify the non-terminating party promptly by telephone or telegram, confirmed by letter.

    (d) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3, 6, 8(a) and 9 of this Agreement and upon demand, the Company and the Bank shall pay Trident the full amount so owing thereunder.

    (e) The Bank may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Bank shall be required to fulfill their obligations pursuant to Sections 3(b), 3(c), 6, 8(a), 9 and 10 of this Agreement.

    12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr.
R. Lee Burrows, Jr. (with a copy to Breyer & Aguggia, 1300 I Street,

Trident Securities, Inc.
Page 24

N.W., Suite 470 East, Washington, D.C. 20005, Attention: Paul M. Aguggia, Esquire) and if sent to the Company or the Bank, shall be mailed, delivered or telegraphed and confirmed to United Tennessee Bankshares, Inc. or Newport Federal Savings & Loan Association, 344 West Broadway, Newport, Tennessee 37821, Attention: Richard G. Harwood, President (with a copy to Housley Kantarian & Bronstein, P.C., 1220 19th Street, N.W., Suite 700, Washington, DC 20036, Attention: K. Scott Fife, Esquire).

    13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, Trident, the Company, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

    14. Construction. Unless preempted by federal law, this Agreement shall be governed by and construed in accordance with the substantive laws of Tennessee.

    15. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

                                   *      *      *

Trident Securities, Inc.
Page 25

    Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

                   UNITED TENNESSEE BANKSHARES, INC.



                   By:
                       ---------------------------------------------------
                        Richard G. Harwood
                        President and Chief Executive Officer


                   NEWPORT FEDERAL SAVINGS & LOAN ASSOCIATION



                   By:
                       ---------------------------------------------------
                        Richard G. Harwood
                        President and Chief Executive Officer



Agreed to and accepted as of
the date first written above:

TRIDENT SECURITIES, INC.


By:
    ----------------------------------------
    Name:
    Title: